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                                                                  EXHIBIT 23.01

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-74712, 33-83858 and 33-07795) pertaining to the 1985 Stock
Option Plan, 1991 Executive Stock Option Plan, 1993 Equity Incentive Plan, 1993 Directors Stock Option Plan and 1993 Employee Stock Purchase Plan of VERITAS Software Corporation of our report dated January 31, 1997, with respect to the consolidated financial statements and schedule of VERITAS Software Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                ERNST & YOUNG LLP







San Jose, California
March 14, 1997